Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 47 to the Registration Statement (Form N-1A, No. 033-61810) of Transamerica Partners Funds Group and to the incorporation by reference of our reports dated March 1, 2013 on Transamerica Partners Money Market, Transamerica Partners High Quality Bond, Transamerica Partners Inflation-Protected Securities, Transamerica Partners Core Bond, Transamerica Partners High Yield Bond, Transamerica Partners Balanced, Transamerica Partners Large Value, Transamerica Partners Stock Index, Transamerica Partners Large Core, Transamerica Partners Large Growth, Transamerica Partners Mid Value, Transamerica Partners Mid Growth, Transamerica Partners Small Value, Transamerica Partners Small Core, Transamerica Partners Small Growth, Transamerica Partners International Equity, Transamerica Asset Allocation – Short Horizon, Transamerica Asset Allocation – Short/Intermediate Horizon, Transamerica Asset Allocation – Intermediate Horizon, Transamerica Asset Allocation - Intermediate/Long Horizon, Transamerica Asset Allocation – Long Horizon, Transamerica Partners Money Market, Transamerica Partners High Quality Bond, Transamerica Partners Inflation-Protected Securities, Transamerica Partners Core Bond, Transamerica Partners High Yield Bond, Transamerica Partners Balanced, Transamerica Partners Large Value, Transamerica Partners Stock Index, Transamerica Partners Large Core, Transamerica Partners Large Growth, Transamerica Partners Mid Value, Transamerica Partners Mid Growth, Transamerica Partners Small Value, Transamerica Partners Small Core, Transamerica Partners Small Growth, Transamerica Partners International Equity, Transamerica Asset Allocation – Short Horizon, Transamerica Asset Allocation – Short/Intermediate Horizon, Transamerica Asset Allocation – Intermediate Horizon, Transamerica Asset Allocation – Intermediate/Long Horizon, and Transamerica Asset Allocation – Long Horizon, included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 29, 2013